Affinity Bancshares, Inc.

Announces First Quarter 2022

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $1.8 million for the three months ended March 31, 2022 as compared to $2.1 million for the three months ended March 31, 2021.

	For the three months ended,
Performance Ratios:	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Return on average assets	0.97%	0.66%	0.91%	1.18%	1.11%
Return on average equity	5.97%	4.36%	6.00%	7.95%	8.03%
Net interest margin	4.53%	3.64%	3.78%	4.10%	4.65%
Efficiency ratio	69.00%	74.29%	65.87%	58.30%	64.96%

Results of Operations

Net income was $1.8 million for the three months ended March 31, 2022, as compared to $2.1 million for the three months ended March 31, 2021, as a result of a decrease in Payroll Protection Program (PPP) loan related interest and fee income as we have been receiving forgiveness payments for these loans partially offset by a decrease in interest expense mostly related to the recognition of remaining discounts upon the payoff of acquired FHLB advances.

Net Interest Income and Margin

Net interest income decreased $590,000, and was $7.8 million for the three months ended March 31, 2022, compared to $8.3 million for the three months ended March 31, 2021. Average interest-earning assets decreased by $33.2 million, and was $684.6 million for the three months ended March 31, 2022 compared to $717.8 for the three months ended March 31, 2021. This decrease was a result of the decrease in PPP loans as forgiveness payments were received. Net interest margin for the three months ended March 31, 2022, decreased to 4.53% from 4.65% for the three months ended March 31, 2021. The decrease in net interest margin was primarily due to the decrease in PPP loans as forgiveness payments were received and partially offset by the decrease in interest expense from recognition of remaining discounts upon the payoff of acquired FHLB advances. For the three months ended March 31, 2022, the cost of average interest-bearing liabilities decreased to (0.44)% from 0.76% for the three months ended March 31, 2021, as a result of paying off Federal Home Loan Bank advances and recognizing $1.0 million in accretion from marks on acquired advances. The total cost of deposits was 0.48% for the three months ended March 31, 2022, compared to 0.72% for the three months ended March 31, 2021. The decrease was due to decreasing deposit rates related to the decrease in market rates.

Provision for Loan Losses

For the three months ended March 31, 2022, the provision for loan loss expense was $250,000 compared to $450,000 for the three months ended March 31, 2021. We increased our provision expense in 2021 due to the uncertainty related to the COVID-19 pandemic. As the economy began to improve in 2021 and continued to improve in 2022, less provision expense was required. Net loan charge offs were $3,000 for the three months ended March 31, 2022, compared to net loan recoveries of $1.1 million for the three months ended March 31, 2021. The increase in net recoveries for 2021 was primarily driven by a $1.0 million recovery on a previously charged off commercial real estate loan.

Non-interest Income

For the three months ended March 31, 2022, noninterest income decreased $134,000 to $595,000 compared to $729,000 for the three months ended March 31, 2021. This was a result of the decrease in other non-interest income as income was received in 2021 for a bank-owned life insurance death benefit claim and no such benefit claim was received in 2022.

Non-interest Expense

Operating expenses decreased $134,000, and was $5.8 million for the three months ended March 31, 2022, compared to $5.9 million for the three months ended March 31, 2021, primarily as a result of a decrease in occupancy expense due to facilities consolidation partially offset by an increase in salaries and employee benefits due to the Company’s strategic initiative to attract and retain talent.

Income Tax Expense

We recorded income tax expense of $547,000 for three months ended March 31, 2022, compared to $596,000 for the three months ended March 31, 2021. The higher tax expense for the three months ended March 31, 2021, was primarily due to higher pretax income.

Financial Condition

Total assets decreased by $27.9 million to $760.2 million for the three months ended March 31, 2022, from $788.1 million at December 31, 2021. The decrease was due primarily to a decrease in cash and cash equivalents of $41.9 million due to paying off Federal Home Loan Bank advances and partially offset by an increase in net loans. Cash and equivalents decreased $41.9 million, to $69.9 million for the three months ended March 31, 2022, from $111.8 million at December 31, 2021, as excess liquidity was utilized to payoff Federal Home Loan Bank advances. Total investment securities available for sale decreased by $2.6 million for the three months ended March 31, 2022, as compared to December 31, 2021, as our unrealized loss on the investment portfolio increased. Total net loans increased $17.1 million to $592.9 million at March 31, 2022 from $575.8 million at December 31, 2021, including Paycheck Protection Program (PPP) loans of $7.1 million and $17.9 million at March 31, 2022 and December 31, 2021, respectively. Deposits increased by $13.2 million to $628.0 million at March 31, 2022 compared to $614.8 million at December 31, 2021, which reflected an increase in interest-bearing, market rate, and non-interest-bearing deposits of $17.7 million. The loan-to-deposit ratio at March 31, 2022 was 94.4%, as compared to 93.7% at December 31, 2021. Stockholders’ equity decreased to $116.4 million at March 31, 2022, as compared to $121.0 million at December 31, 2021, primarily due to the decrease in additional paid in capital from the repurchase of 253,779 shares of AFBI stock totaling $3.9 million with an average price per share of $15.53 as well as an increase in accumulated other comprehensive loss related to our investment portfolio.

Asset Quality

The Company’s non-performing loans decreased to $6.3 million at March 31, 2022, as compared to $7.0 million at December 31, 2021. The allowance for loan losses as a percentage of non-performing loans was 138.9% at March 31, 2022, as compared to 122.1% at December 31, 2021. The Company’s allowance for loan losses was 1.46% of total loans for both March 31, 2022 and December 31, 2021.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Average Balance Sheets

The following table sets forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended March 31,
	2022			2021
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans excluding PPP loans	$574,393	$6,792	4.73%	$490,660	$6,204	5.06%
PPP loans	12,369	204	6.59%	123,457	2,890	9.36%
Securities	48,648	260	2.14%	23,751	94	1.59%
Interest-earning deposits	48,231	17	0.14%	77,950	42	0.22%
Other investments	1,000	6	2.33%	1,990	18	3.56%
Total interest-earning assets	684,641	7,279	4.25%	717,808	9,248	5.15%
Non-interest-earning assets	62,343			62,054
Total assets	$746,984			$779,862

Interest-bearing liabilities:
Savings accounts	$86,195	83	0.38%	$94,167	107	0.45%
Interest-bearing checking accounts	96,273	42	0.17%	96,513	52	0.22%
Market rate checking accounts	144,455	88	0.25%	124,209	133	0.43%
Certificates of deposit	94,465	290	1.23%	129,913	506	1.56%
Total interest-bearing deposits	421,388	503	0.48%	444,802	798	0.72%
FHLB advances (4)	8,821	(975)	(44.20)%	29,549	95	1.29%
PPPLF borrowings	—	—	—	4,150	4	0.35%
Other borrowings	—	—	—	1,555	10	2.69%
Total interest-bearing liabilities	430,209	(472)	(0.44)%	480,056	907	0.76%
Non-interest-bearing liabilities	195,024			192,150
Total liabilities	625,233			672,206
Total stockholders' equity	121,751			107,656
Total liabilities and stockholders' equity	$746,984			$779,862
Net interest income		$7,751			$8,341
Net interest rate spread (1)			4.69%			4.39%
Net interest-earning assets (2)	$254,432			$237,752
Net interest margin (3)			4.53%			4.65%
Average interest-earning assets to interest-bearing liabilities	159.14%			149.53%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest-earning assets.

(4) Interest and yield/rate for FHLB advances is negative as a result of paying off FHLB advances and recognizing $1.0 million in accretion from the marks on acquired advances.

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(unaudited)	(audited)
	(In thousands)
Assets

Cash and due from banks, including reserve requirement of $0 at March 31, 2022 and December 31, 2021	$14,302	$16,239
Interest-earning deposits in other depository institutions	55,596	95,537
Cash and cash equivalents	69,898	111,776
Investment securities available-for-sale	45,911	48,557
Other investments	1,022	2,476
Loans, net	592,887	575,825
Other real estate owned	3,538	3,538
Premises and equipment, net	3,955	3,783
Bank owned life insurance	15,462	15,377
Intangible assets	18,701	18,749
Accrued interest receivable and other assets	8,834	8,007
Total assets	$760,208	$788,088

Liabilities and Stockholders' Equity

Liabilities:
Savings accounts	$86,717	$86,745
Interest-bearing checking	95,555	91,387
Market rate checking	151,443	145,969
Non-interest-bearing checking	202,042	193,940
Certificates of deposit	92,288	96,758
Total deposits	628,045	614,799
Federal Home Loan Bank advances	10,000	48,988
Accrued interest payable and other liabilities	5,805	3,333
Total liabilities	643,850	667,120

Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,618,685 issued and outstanding at March 31, 2022 and 6,872,634 issued and outstanding at December 31, 2021)	66	69
Preferred stock (10,000,000 shares authorized, no shares outstanding at March 31, 2022 and December 31, 2021)	—	—
Additional paid in capital	64,241	68,038
Unearned ESOP shares	(4,952)	(5,004)
Retained earnings	60,014	58,223
Accumulated other comprehensive loss	(3,011)	(358)
Total stockholders' equity	116,358	120,968
Total liabilities and stockholders' equity	$760,208	$788,088

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Interest income:
Loans, including fees	$6,996	$9,094
Investment securities, including dividends	266	112
Interest-earning deposits	17	42
Total interest income	7,279	9,248
Interest expense:
Deposits	503	798
Borrowings	(975)	109
Total interest expense	(472)	907
Net interest income before provision for loan losses	7,751	8,341
Provision for loan losses	250	450
Net interest income after provision for loan losses	7,501	7,891
Noninterest income:
Service charges on deposit accounts	392	334
Other	203	395
Total noninterest income	595	729
Noninterest expenses:
Salaries and employee benefits	2,942	2,383
Deferred compensation	66	64
Occupancy	582	1,052
Advertising	80	80
Data processing	494	481
Other real estate owned	—	12
Net (gain) loss on sale of other real estate owned	—	(1)
Legal and accounting	182	177
Organizational dues and subscriptions	131	71
Director compensation	51	50
Federal deposit insurance premiums	60	73
Writedown of premises and equipment	—	873
FHLB prepayment penalties	647	—
Other	523	577
Total noninterest expenses	5,758	5,892
Income before income taxes	2,338	2,728
Income tax expense	547	596
Net income	$1,791	$2,132
Basic earnings per share	$0.26	$0.31
Diluted earnings per share	$0.26	$0.31

AFBI Selected Data

Earnings

($ in thousands)

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$2,132
$800
$2,318
$1,033
$1,805
$1,151
$1,318
$1,072
$1,791
$1,634
2021Q1
2021Q2
2021Q3
2021Q4
2022Q1
Net Earnings
Net Earnings **

**Excludes expenses related to a branch building and lease write-off and income from PPP interest and fees. See Non-GAAP Reconciliation

Gross Loans

($ in thousands)

$620,000
$600,000
$580,000
$560,000
$540,000
$520,000
$500,000
$480,000
$502,813
$518,244
$539,639
$566,498
$594,617
2021Q1
2021Q2
2021Q3
2021Y
2022Q1
Gross Loans *

*Excludes PPP loans, deferred loan fees, and other adjustments. See Non-GAAP Reconciliation

Deposit Composition

Certificate of deposits 15%
Savings accounts 14%
Interest-bearing checking 15%
Money market accounts 24%
Non-interest-bearing checking 32%

Loan Composition

Residential mortgage 1-4 family 9%
Consumer installment 13%
Construction, land and acquisition & development 5%
Commercial real estate (owner occupied) 26%
Paycheck Protection Program loans 1%
Commercial real estate (non-owner occupied) 20%
Commercial and industrial 26%

AFBI Share Information

Stock Price

$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$12.19
$12.97
$14.05
$15.40
$15.71
2021Q1
2021Q2
2021Q3
2021Q4
2022Q1
Stock Price

Stock Price to Tangible Book Value

120.00%
110.00%
100.00%
90.00%
80.00%
70.00%
86.97%
90.23%
95.69%
103.54%
106.48%
2021Q1
2021Q2
2021Q3
2021Q4
2022Q1
Stock Price to TBV

Book Value Per Share

$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$16.76
$17.12
$17.42
$17.60
$17.58
2021Q1
2021Q2
2021Q3
2021Q4
2022Q1
Book Value Per Share

Tangible Book Value Per Share

$18.00
$16.00
$14.00
$12.00
$10.00
$14.02
$14.37
$14.68
$14.87
$14.75
2021Q1
2021Q2
2021Q3
2021Q4
2022Q1
Tangible Book Value Per Share *

* Tangible book value per share equals book value per share minus intangible assets (goodwill and core deposit intangible).

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income less interest and fees income on PPP loans plus expenses related to the write-off of a branch building and lease provides a better comparison of the amount of the Company’s earnings. Management also believes that reported loans less PPP loans, deferred loan fees and other loan adjustments (consisting of loans in process), provides a better comparison of the amount of the Company’s loan portfolio. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In thousands)
Non-GAAP Reconciliation
Total Loans	$ 601,693	$ 584,384	$ 571,170	$ 590,011	$ 626,096
Plus:
Fair Value Marks	1,239	1,350	1,422	1,529	1,607
Deferred Loan fees	958	958	1,077	1,666	2,466
Less:
Payroll Protection
Program Loans	7,146	18,124	32,204	73,020	126,054
Indirect Auto
Dealer Reserve	2,058	1,846	1,724	1,495	1,302
Other Loan
Adjustments	69	224	102	447	0
Gross Loans	$ 594,617	$ 566,498	$ 539,639	$ 518,244	$ 502,813

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In thousands)
Non-GAAP Reconciliation
Net Income	$ 1,791	$ 1,318	$ 1,805	$ 2,318	$ 2,132
Less:
PPP Interest Income	30	59	121	269	312
PPP Fee Income	174	271	741	1,419	2,578
Plus:
Branch Building and
Lease Write-Off					1,186
Tax Effect	47	84	208	403	372
Non-GAAP Net Income	$ 1,634	$ 1,072	$ 1,151	$ 1,033	$ 800